Exhibit 99.1

IEC ANNOUNCES FISCAL 2016 YEAR END RESULTS

Newark, New York, December 14, 2016 - IEC Electronics Corp. (NYSE MKT: IEC) today announced results for the fiscal year ended September 30, 2016.

IEC reported revenues of $127.0 million for the year ended September 30, 2016 (“fiscal 2016”), consistent with revenues for the year ended September 30, 2015 (“fiscal 2015”). Gross profit margin for fiscal 2016 grew to 16.0% as compared to 12.8% in fiscal 2015. Selling and administrative expenses (excluding restatement and related expenses), decreased to $14.0 million or 11.0% of sales as compared to $16.6 million or 13.1% of sales in fiscal 2015. Net income for fiscal 2016 was $4.8 million, or $0.47 per share, compared to a net loss of $10.2 million, or a loss of $1.01 per share, in the same prior year period. During fiscal 2015, the Company incurred a loss on discontinued operations of $6.4 million or ($0.64 per share) related to its divestiture of Southern California Braiding (“SCB”) and corresponding impairment charges. IEC reduced debt, net of cash, by $2.0 million in the fourth quarter of fiscal 2016 and by $11.8 million for the fiscal year. Fiscal year 2016 cash flow was driven by improved operational performance as well as a reduction of net inventory of $10.4 million compared to inventory levels at year end 2015.

For the fourth quarter of fiscal 2016, the Company recorded net sales of $28.4 million, a 16.3% decrease as compared to net sales of $33.9 million in the fourth quarter of the last fiscal year. Gross profit margin for the fourth quarter was 11.5% compared to 15.3% in the same quarter last year. Selling and administrative expenses (excluding restatement and related expenses), decreased to $2.8 million as compared to $3.4 million in the fourth quarter of fiscal 2015. The Company recorded net income of $0.2 million, or $0.02 per share, consistent with the same quarter last year. During the fourth quarter of fiscal 2015 the Company incurred a loss on discontinued operations of $0.7 million or ($0.07 per share) related to its divestiture of its subsidiary SCB.

Jeffrey T. Schlarbaum, President and CEO of IEC Electronics commented, “2016 was a solid year for us as we continued to drive operational improvements and demonstrate measurable progress with our ongoing turnaround efforts. During the course of the year, we saw a return to profitability and significant reductions in debt and inventory. However, in the fourth quarter we began to experience a reduction in volume from certain key customers, which negatively impacted near term backlog and resulted in our decision to take proactive steps to align our cost structure with a workforce reduction at our Newark, New York facility. With the visibility we have today, we anticipate that the backlog softness will continue through the first half of fiscal 2017 and strengthen in the second half of fiscal 2017. This softness is not a result of any lost customers or programs, but rather is related to slowdowns for two of our key strategic customers, who are committed to IEC and are working through their own end market dynamics. We believe this backlog reduction will result in approximately $20 to $25 million in lower revenue primarily impacting the first half of 2017. While we anticipate a ramp up with existing and new customers in the second half of 2017, we do not expect to be profitable in the first half of 2017 given the need to retain key skilled labor and expertise to support the life-saving and mission critical products we manufacture. We believe our business is fundamentally strong and our customer base is among the best in our industry. We are prepared to manage through what we anticipate will be a relatively short term downturn and we expect to exit fiscal 2017 at levels similar to the performance

Exhibit 99.1

achieved in the first three quarters of 2016, as volume returns to our existing customer programs and as we add new customers.

“Importantly, our focus on driving down our debt and more effectively managing our assets has strengthened our balance sheet, providing us with the needed foundation for future growth and a key element to enable us to compete for new customers and programs. We believe our existing customer relationships have continued to strengthen over the past year and our proven ability to provide unique design and manufacturing solutions that contribute to the production of life-saving and mission critical products is broadening our marketplace recognition and exposing us to new opportunities in the segments in which we operate. As we continue to navigate our turnaround, we believe we are well positioned to broaden our customer base and drive future growth,” Mr. Schlarbaum concluded.

Conference Call:

IEC will host a conference call, today, Wednesday, December 14, 2016 at 10:00 a.m. Eastern Time, to discuss its financial results for the fiscal fourth quarter and year ended September 30, 2016.

The conference call may be accessed in the U.S. and Canada by dialing toll-free (877) 407-9210. International callers may access the call by dialing (201) 689-8049.

A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing (877) 481-4010 and international callers may dial (919) 882-2331. Callers must enter conference i.d. number 10161.

To access the live webcast, log onto the IEC website at http://www.iec-electronics.com. The webcast can also be accessed at http://www.InvestorCalendar.com. An online replay will be available shortly after the call.

About IEC Electronics
IEC Electronics provides electronic manufacturing services ("EMS") to advanced technology companies that produce life-saving and mission critical products for the medical, industrial, aerospace and defense sectors. The Company specializes in delivering technical solutions for the custom manufacture of complex full system assemblies by providing on-site analytical testing laboratories, custom design and test engineering services combined with a broad array of manufacturing services encompassing electronics, interconnect solutions, and precision metalworking. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2008, AS9100C, ISO 13485, Nadcap and IPC QML.  IEC Electronics is headquartered in Newark, NY and also has operations in Rochester, NY and Albuquerque, NM. Additional information about IEC can be found on its web site at www.iec-electronics.com.
Note Regarding Forward-Looking Statements

References in this report to “IEC,” the “Company,” “we,” “our,” or “us” mean IEC Electronics Corp. and its subsidiaries except where the context otherwise requires. This release contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words or phrases. These forward-looking statements include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business

Exhibit 99.1

operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in our forward-looking statements: our ability to successfully remediate material weaknesses in our internal controls; litigation; business conditions and growth or contraction in our customers’ industries, the electronic manufacturing services industry and the general economy; variability of our operating results; our ability to control our material, labor and other costs; our dependence on a limited number of major customers; the potential consolidation of our customer base; availability of component supplies; dependence on certain industries; variability and timing of customer requirements; technological, engineering and other start-up issues related to new programs and products, uncertainties as to availability and timing of governmental funding for our customers; the impact of government regulations, including FDA regulations; the types and mix of sales to our customers; intellectual property litigation; unforeseen product failures and the potential product liability claims that may be associated with such failures; the availability of capital and other economic, business and competitive factors affecting our customers, our industry and business generally; failure or breach of our information technology systems; and natural disasters. Any one or more of such risks and uncertainties could have a material adverse effect on us or the value of our common stock. For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”).

All forward-looking statements included in this release are made only as of the date indicated or as of the date of this release. We do not undertake any obligation to, and may not, publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of, except as required by law. New risks and uncertainties arise from time to time and we cannot predict these events or how they may affect us and cause actual results to differ materially from those expressed or implied by our forward-looking statements. Therefore, you should not rely on our forward-looking statements as predictions of future events.

Contact:	Michael T. Williams	John Nesbett or Jennifer Belodeau
	Chief Financial Officer	Institutional Marketing Services (IMS)
	IEC Electronics Corp.	(203) 972-9200
	(315) 332-4308	jnesbett@institutionalms.com
	mwilliams@iec-electonics.com	jbelodeau@institutionalms.com

Exhibit 99.1

IEC ELECTRONICS CORP.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2016 and 2015
(in thousands, except share and per share data)

	September 30, 2016	September 30, 2015
ASSETS
Current assets:
Cash	$845	$407
Accounts receivable, net of allowance	17,140	24,923
Inventories, net	15,384	25,753
Assets held for sale	4,611	—
Other current assets	1,214	1,444
Total current assets	39,194	52,527

Property, plant and equipment, net	10,994	15,443
Intangible assets, net	95	134
Goodwill	101	101
Other long term assets	242	57

Total assets	$50,626	$68,262

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,908	$2,908
Accounts payable	10,864	18,336
Accrued payroll and related expenses	3,365	2,338
Other accrued expenses	529	1,318
Customer deposits	1,756	5,761
Total current liabilities	19,422	30,661

Long-term debt	16,961	28,323
Other long-term liabilities	379	590
Total liabilities	36,762	59,574

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value:	—	—
500,000 shares authorized; none issued or outstanding
Common stock, $0.01 par value:
Authorized 50,000,000 shares
Issued: 11,330,151 and 11,232,017 shares, respectively
Outstanding: 10,274,663 and 10,196,145 shares, respectively	113	112
Additional paid-in capital	46,294	45,845
Retained earnings/(accumulated deficit)	(30,954)	(35,740)
Treasury stock, at cost: 1,055,488 and 1,035,872 shares, respectively	(1,589)	(1,529)
Total stockholders’ equity	13,864	8,688

Total liabilities and stockholders’ equity	$50,626	$68,262

Exhibit 99.1

IEC ELECTRONICS CORP.
CONSOLIDATED INCOME STATEMENTS
YEARS ENDED SEPTEMBER 30, 2016 and 2015
(in thousands, except share and per share data)

	Three Months Ended		Years Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(unaudited)
Net sales	$28,420	$33,938	$127,010	$126,999
Cost of sales	25,150	28,760	106,723	110,704
Gross profit	3,270	5,178	20,287	16,295

Selling and administrative expenses	2,808	3,371	14,026	16,630
Restatement and related expenses, net	9	376	13	1,325
Operating profit/(loss)	453	1,431	6,248	(1,660)

Interest and financing expense	201	594	1,392	2,110
Income/(loss) from continuing operations before income taxes	252	837	4,856	(3,770)

Provision for/(benefit from) income taxes	76	5	70	1
Income/(loss) from continuing operations	176	832	4,786	(3,771)

Loss on discontinued operations, net	—	(671)	—	(6,415)

Net income/(loss)	$176	$161	$4,786	$(10,186)

Basic net income/(loss) per common and common equivalent share:
Earnings/(loss) from continuing operations	$0.02	$0.08	$0.47	$(0.37)
Earnings/(loss) from discontinued operations	—	$(0.07)	$—	$(0.64)
Net earnings/loss	$0.02	$0.02	$0.47	$(1.01)

Diluted net income/(loss) per common and common equivalent share:
Earnings/(loss) from continuing operations	$0.02	$0.08	$0.47	$(0.37)
Earnings/(loss) from discontinued operations	—	(0.07)	—	(0.64)
Net earnings/loss	$0.02	$0.02	$0.47	$(1.01)

Weighted average number of common and common equivalent shares outstanding:
Basic	10,212,506	10,201,139	10,211,210	10,089,306
Diluted	10,229,588	10,201,139	10,211,210	10,089,306